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                                                                   EXHIBIT 10.87

                                  AMENDMENT 1:

                               RESELLER AGREEMENT

                                     BETWEEN

                                 EMC CORPORATION

                                       AND

                           MTI TECHNOLOGY CORPORATION

MTI Reseller Agreement - Amendment 1
CONFIDENTIAL

                                                                               1
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Pursuant to section 18.8 of the Reseller Agreement between EMC Corporation and
MTI Technology Corporation (the "Agreement"), EMC and Reseller hereby agree to the following amendments to the Agreement.

WHEREAS, EMC and Reseller wish to extend the initial term of the Agreement from three (3) years to six (6) commencing on the Effective Date; and

WHEREAS, EMC and Reseller wish to make a rebate available to Reseller under the circumstances below;

NOW THEREFORE, for good and valid consideration, the parties agree as follows:

1.    The first line of section 3.1 shall be amended as follows: the word "three
(3)" shall be replaced by the word "six (6)". No other changes shall be made to the terms of section 3.

2.    The following Section 7.3 shall be added to the Agreement:

      "7.3 REBATE OPPORTUNITY. Effective February 1, 2004. Reseller shall receive a rebate of four (4) percent off the net price invoiced to MTI, for Clariion Equipment purchased by Reseller from EMC. Provided, however, that this rebate opportunity does not apply to any sales of Clariion Equipment on which maintenance services are provided by EMC. This rebate shall be earned quarterly, and payable at the end of the relevant quarter by the issuance of a credit by EMC to Reseller, which credit shall offset amounts owed by Reseller to EMC. In addition, for purposes of calculating co-op funds pursuant to Exhibit A-5 hereto, the amount of such rebate credits shall be deducted from the Reseller's net revenue."

Agreed by the parties:

EMC Corporation ("EMC")                MTI Technology Corporation ("Reseller")

By: Gregory Ambulof                    By: /s/ Thomas R. Raimondi, Jr.
--------------------------                -------------------------------------
Name: Gregory Ambulof                  Name: Thomas R. Raimondi, Jr.

Title: VP Channel Sales                Title: Chairman Of the Board and CEO

Date: 3/26/04                          Date: 3/25/04

MTI Reseller Agreement - Amendment 1                                          2
CONFIDENTIAL